UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2016

NuZee, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-176684	38-3849791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2865 Scott Street, Suite 101

Vista, California 92081

 (Address of principal executive offices, including zip code)

  (760) 295-2408

 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Copies to:

Karen A. Batcher, Esq.

Teeple Hall, LLP

9255 Towne Centre Drive, Suite 500

San Diego, CA  92121

Tel.  858.622.7878

Fax.  858.622.0411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

In April 2016, one of our former advisors exercised qualified options to purchase 5,000 shares of Common Stock at an exercise price of $0.30 per share for gross proceeds to the Company of $1,500.  The shares of Common Stock were issued on April 27, 2016 in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

On May 30, 2016, we completed a private offering of 745,000 shares of our Common Stock at a price of $0.80 per share to 39 separate investors, for a total of $596,000.  These shares were issued in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUZEE, INC.

Date:      June 8, 2016

By:	/s/ Masateru Higashida
Masateru Higashida, President